SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 1, 2004
(Date of earliest event reported)

PAYCHEX, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State of incorporation)	0-11330 (Commission File Number)	16-1124166 (IRS Employer Identification Number)

911 PANORAMA TRAIL SOUTH, ROCHESTER, NEW YORK (Address of principal executive offices)	14625-2396 (Zip Code)

(585) 385-6666
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report.)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[	]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[	]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[	]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[	]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     (a) See the information disclosed in Item 5.02 below, which is incorporated herein by reference thereto.

ITEM 5.02.	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

     (b) B. Thomas Golisano has retired as President and Chief Executive Officer of Paychex, Inc., which he founded in 1979. On October 1, 2004, Mr. Golisano tendered his resignation as President and Chief Executive Officer of Paychex effective immediately. Mr. Golisano will continue to serve as Chairman of the Board of Directors of Paychex.

     (c) On October 1, 2004, the Paychex Board of Directors appointed Jonathan J. Judge as President and Chief Executive Officer of Paychex. From October 2002 through December 2003, Mr. Judge served as President and Chief Executive Officer of Crystal Decisions, Inc. in Palo Alto, California, a leading maker of information management software, where he was responsible for the overall operations and management of Crystal Decisions’ business, including product development, customer satisfaction and partner relationship programs. Crystal Decisions was acquired by Business Objects, S.A., a French company, in December 2003. From 2001 to 2002, Mr. Judge was General Manager of IBM’s Personal Computing Division, a $10 billion business unit offering a broad range of products, services and solutions, including IBM’s ThinkPad brand of mobile computers. From 1998 to 2001, Mr. Judge headed up the worldwide sales, service and support functions of IBM’s Personal Computing Division and was a member of the worldwide management committee of IBM. Prior thereto, Mr. Judge held various sales, marketing and management positions with IBM. Mr. Judge, age 50, serves on the Board of Directors of PMC-Sierra, Inc. (NASDAQ:PMCS), a leading provider of high-speed broadband communications and storage semiconductors and MIPS-based microprocessors located in Santa Clara, California.

     On October 1, 2004, the Paychex Board of Directors approved an employment agreement (“Agreement”) between Paychex and Mr. Judge. The Agreement contemplates that Mr. Judge will be elected to the Paychex Board of Directors following the Annual Meeting of Stockholders on October 6, 2004. Mr. Judge’s initial base salary will be $800,000, subject to annual review and increase (but not decrease) by the Board of Directors. He will be eligible for a cash bonus up to a maximum of 100% of his base salary, based on achievement of certain operating and qualitative objectives, which will be prorated for the current fiscal year.

     The Agreement provides that Mr. Judge will be granted, effective October 1, 2004, ten-year options to purchase 650,000 shares of Paychex common stock at their fair market value on the grant date. The options will vest in accordance with the standard Paychex stock option vesting policy, under which one-third of the options vest on the second anniversary of the grant date and one-third will vest on each of the third and fourth anniversaries of the grant date, except that they will become 100% vested and subject to a one-year post-termination exercise period in the event of termination of Mr. Judge’s employment by Paychex without “Cause” (as defined in the Agreement) or by Mr. Judge for “Good Reason” (as defined in the Agreement).

     The term of the Agreement is three years. The Agreement provides that in the event that Paychex terminates Mr. Judge’s employment for any reason other than “Cause” or if Mr. Judge resigns for “Good Reason,” he will be paid a lump sum equal to one year’s cash compensation, including bonus entitlement based on attaining plan performance, and the vesting of his initial stock option grant will be accelerated.

     The Agreement provides that Mr. Judge will be entitled to all benefits available to Paychex’ senior executives and employees generally, that Paychex will pay his expenses associated with negotiation of his employment agreement up to $12,500, and that his expenses associated with his relocation, interim living and travel expenses will be reimbursed in accordance with Paychex’ relocation policy and “grossed-up” for tax purposes.

     The Agreement also contains certain confidentiality provisions applicable to Mr. Judge during the term of his employment and following termination of his employment.

     The Agreement is filed as Exhibit 10.1 to this Form 8-K.

ITEM 5.03.	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

     At a special meeting of the Paychex Board of Directors held on October 1, 2004, the Board amended Article IV, Section 4 of the By-Laws by deleting a requirement that the Chairman of the Board of Directors also be the Chief Executive Officer and deleting a provision granting to the Chairman of the Board of Directors the same power as the President to sign all contracts, certificates and other instruments of the Corporation which may be authorized by the Board of Directors. The By-Laws of Paychex, Inc., as amended, are filed as Exhibit 3(ii) to this Form 8-K.

ITEM 7.01.	REGULATION FD DISCLOSURE.

     The Company issued a press release on October 4, 2004, announcing the resignation of B. Thomas Golisano as President and Chief Executive Officer effective October 1, 2004, and the appointment of Jonathan J. Judge as President and Chief Executive Officer effective October 1, 2004. The press release is furnished (not filed) as Exhibit 99.1 to this Form 8-K.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

     (c) Exhibits

The following exhibits are filed with this Form 8-K.

Exhibit 3(ii):	By-Laws of Paychex, Inc., as Amended.

Exhibit 10.1:	Employment Agreement with Jonathan J. Judge.

The following exhibit is furnished (not filed) with this Form 8-K.

Exhibit 99.1:	Press Release of Paychex, Inc. Dated October 4, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAYCHEX, INC.

Date: October 4, 2004	/s/ John M. Morphy

John M. Morphy Senior Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit 3(ii):	By-Laws of Paychex, Inc., as Amended.
Exhibit 10.1:	Employment Agreement with Jonathan J. Judge.
Exhibit 99.1:	Press Release of Paychex, Inc. Dated October 4, 2004.

4